UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2007

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 25, 2007, the Compensation Committee of the Board of Directors of Dollar General Corporation (the “Company”) selected earnings before interest, taxes, amortization and depreciation (“EBITDA”)  as the sole performance measure upon which to base the performance goals for fiscal 2007 in connection with the Company’s Annual Incentive Plan (the “Plan”) and established the threshold, target and maximum award levels under the Plan for the Company’s executive officers (other than David Perdue, the Company’s Chairman and Chief Executive Officer) with respect to 2007 performance.  On April 30, 2007, upon the recommendation of the Compensation Committee, the independent members of the Company’s Board of Directors established the threshold, target and maximum award levels for Mr. Perdue with respect to 2007 performance.

For purposes of the Plan, EBITDA shall be computed using underlying numbers calculated in accordance with generally accepted accounting principles, but shall exclude (a) all consulting, accounting, legal, valuation, banking, filing, disclosure and similar costs, fees and expenses directly related to the consideration, negotiation, approval (or disapproval) and consummation of the proposed acquisition and related financing of the Company by affiliates of Kohlberg Kravis Roberts & Co. (the “KKR affiliation”) and any litigation or settlement of any litigation related thereto; (b) if the KKR affiliation is closed during fiscal 2007, all costs and expenses constituting severance payments and benefits incurred at any time during the 12 month period following the date of approval of the KKR affiliation by the Company’s shareholders; and (c) the impact of any unplanned items of a non-recurring or extraordinary nature (as determined by the Compensation Committee). In addition, the Compensation Committee has determined that no executive officer is eligible to receive a bonus under the plan with respect to 2007 performance unless that officer receives a satisfactory or better performance rating when evaluated against his or her individual performance goals. The bonus to be paid under the Plan to each named executive officer if the Company reaches the threshold, target or maximum EBITDA levels established by the Compensation Committee is equal to the applicable percentage, as set forth in the chart below, of such officer’s salary, with no individual award under the Plan to exceed $2,500,000. If the EBITDA level falls between the threshold and target net income levels or between the target and maximum net income levels, then each such officer shall receive a payment on a graduated scale commensurate with EBITDA levels.

Name	Threshold	Target	Maximum

David A. Perdue	50%	100%	200%

David M. Tehle	32.5%	65%	130%

Beryl J. Buley	32.5%	65%	130%

Kathleen R. Guion	32.5%	65%	130%

Challis M. Lowe	32.5%	65%	130%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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